Exhibit 99.1

        AMIS Holdings, Inc. Reports Third Quarter 2003 Results

    POCATELLO, Idaho--(BUSINESS WIRE)--Oct. 28, 2003--AMIS Holdings,
Inc.

    -- Successfully completed $600 million initial public offering--largest U.S. technology IPO year to date

    -- Increased revenue 8% sequentially with growth across all product lines

    -- Expanded operating margins excluding nonrecurring charges over the prior quarter


    AMIS Holdings, Inc. (Nasdaq:AMIS), parent company of AMI
Semiconductor, Inc., a leader in the design and manufacture of integrated mixed-signal solutions, today reported results for the third quarter ended September 27, 2003.

    Financial Results

    Third quarter 2003 revenue was $117.4 million, an increase of 8% over the second quarter 2003 revenue of $108.4 million and 13% above the $104.2 million reported in the third quarter of last year. This exceeded the previously provided revenue guidance of 3-6% growth. According to US GAAP, operating income was $7.3 million for the third quarter of 2003 as compared to the operating loss in the second quarter of $6.7 million. GAAP net income for the third quarter of 2003 was $1.7 million. The third quarter net income numbers include $11.4 million of nonrecurring charges paid in conjunction with the amendment of advisory services agreements and IPO-related expenses. Third quarter net income also includes a $1.4 million non-cash write-off of deferred financing costs related to term loans that have been paid in full.
    Excluding the nonrecurring charges listed above, net income for the third quarter was $9.2 million compared with net income excluding nonrecurring charges of $4.5 million in the second quarter of 2003, which excludes a $20.0 million non-cash write-off of a non-competition agreement deemed to have no remaining value. Operating income excluding nonrecurring charges for the third quarter of 2003 increased to $18.7 million or 16% of revenue from $13.3 million in the second quarter or 12% of revenue.
    Each product line experienced revenue growth between the second and third quarter of 2003. Revenue associated with integrated mixed signal products increased 2%, while mixed signal foundry services increased 14% and structured digital products increased 19%. Integrated mixed signal products generated 53% of total revenue in the third quarter with mixed signal foundry services and structured digital products generating 26% and 21%, respectively.
    The cash balance increased from $62.2 million at December 31, 2002 to $171.2 million at September 27, 2003. This cash balance includes proceeds from the IPO and the new senior term loan that will be used in the fourth quarter to redeem $70.0 million of the principal amount of the senior subordinated notes at a total cost of $77.5 million plus accrued interest on November 1st. If this redemption had occurred during the third quarter, our cash balance would have been approximately $93.7 million. Upon the redemption of a portion of the senior subordinated notes described above, the total outstanding debt of the company will be approximately $255 million.
    "With the completion of our successful IPO in September, we closed the quarter with an improved capital structure and have made significant adjustments to lower our cost of debt," commented Chris King, AMI Semiconductor president and CEO. "We are very pleased with the strong revenue growth that we saw in the third quarter. On the customer front, we experienced increased penetration in our target markets of automotive, medical and industrial, and are especially excited about the design wins achieved in the medical market."
    "We are satisfied with our overall financial performance, most notably the operating margin growth, excluding nonrecurring charges, in the third quarter and expect continued improvements based on the operating leverage in the company," said Brent Jensen, senior vice president and CFO of AMI Semiconductor. "The IPO, along with the restructuring of our bank facility, has greatly enhanced the strength of our balance sheet, has improved our financial flexibility and has substantially decreased our fixed charges going forward."

    Business Outlook

    "We expect our fourth quarter revenue to be 2 to 4% higher than our third quarter revenue," said Jensen. "Going into the fourth quarter, we had approximately 80% of this revenue recorded in backlog. Our gross margins should improve by more than 100 basis points in the fourth quarter. Additionally, we anticipate operating expenses to be approximately 29% of revenue in the fourth quarter. Net interest expense should be approximately $5.8 million, which includes $0.7 million of excess net interest expense associated with $70 million of senior subordinated notes scheduled for redemption in the fourth quarter of 2003. Depreciation and amortization will be about $9.9 million in the fourth quarter. The GAAP effective tax rate for the fourth quarter is expected to be approximately 22%. Capital expenditures are planned to be approximately 5% of revenue."

    Conference Call

    President and Chief Executive Officer Chris King and Senior Vice President and Chief Financial Officer Brent Jensen will conduct a conference call on October 28, 2003 at 5 p.m. ET, to discuss the company's earnings and operations. Investors and other interested parties may listen to a live audio webcast of the conference call by visiting the investor relations section of the AMIS Web site at http://www.amis.com. A webcast replay is expected to be available on the company's Web site until close of business November 25.

    About AMI Semiconductor

    AMI Semiconductor (AMIS) is a leader in the design and manufacture of silicon solutions for the real world. As a widely recognized innovator in state-of-the-art integrated mixed-signal products, mixed-signal foundry services and structured digital products AMIS is committed to providing customers with the optimal value, quickest time-to-market semiconductor solutions. Offering unparalleled manufacturing flexibility and dedication to customer service, AMI Semiconductor operates globally with headquarters in Pocatello, Idaho, European corporate offices in Oudenaarde, Belgium, and a network of sales and design centers located in the key markets of the United States, Europe and the Asia Pacific region. For more information, please visit the AMIS Web site at www.amis.com.

    Forward Looking Statements

    Statements in this press release other than statements of historical fact are "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. The Company's future results could differ materially from the expectations discussed herein. Factors that could cause or contribute to such differences include general economic and political uncertainty, conditions in the semiconductor industry, changes in the conditions affecting our target markets, manufacturing underutilization, fluctuations in customer demand, raw material costs, exchange rates, timing and success of new products, competitive conditions in the semiconductor industry, and risks associated with international operations. For a more comprehensive discussion of risks and uncertainties relating to our business, please read the discussions of these risks in the Company's Form S-1 registration statement filed with the SEC. The Company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date of this press release.
    To supplement our consolidated financial statements presented in accordance with GAAP, we use non-GAAP measures that we refer to as adjusted EBITDA, as well as other reconciliations as discussed below.

    -- We define adjusted EBITDA as net income adjusted to exclude certain expenses including depreciation, amortization, interest, income taxes, non-recurring charges and other non-operating expenses. Adjusted EBITDA has been reconciled to net income.

    Adjusted EBITDA is provided to enhance the user's overall understanding of our current financial performance, our ability to service our debt and our prospects for the future and ability to fund future growth. Specifically, we believe adjusted EBITDA provides useful information to management, investors and debt holders and is a financial measure used by rating agencies to analyze and compare companies on the basis of operating performance and liquidity. Adjusted EBITDA should be considered in addition to results prepared in accordance with generally accepted accounting principles, but should not be considered a substitute for or superior to GAAP results and may not be comparable with similarly titled measures reported by other companies. Adjusted EBITDA has been reconciled to net income.
    We have provided operating income before nonrecurring charges and net income before nonrecurring charges. These measures are simply operating income less the restructuring, impairment and nonrecurring charges line on the income statement and net income (loss) less the restructuring, impairment and nonrecurring charges line on the income statement. We believe that these charges are nonrecurring and that the exclusion of these charges enhances comparability between the current period and past periods. Both of these measures should be considered in addition to results prepared in accordance with generally accepted accounting principles, but should not be considered a substitute for or superior to GAAP results and may not be comparable with similarly titled measures reported by other companies. Operating income before nonrecurring charges has been reconciled to operating income and net income before nonrecurring charges has been reconciled to net income
(loss).


                          AMIS Holdings, Inc.
            Condensed Consolidated Statements of Operations
                       (In millions - Unaudited)

                                Three Months Ended  Nine Months Ended
                               -------------------- ------------------
                                  Sep 27,  Sep 28,   Sep 27,   Sep 28,
                                   2003     2002      2003      2002
                                ---------- -------- ---------- -------

Revenue
  Integrated mixed signal
   products                         $61.8    $56.2     $179.1  $108.6
  Mixed signal foundry services      30.8     26.5       83.8    68.1
  Structured digital products        24.8     21.5       65.7    66.1
                               ----------- -------- ---------- -------
Total revenue                       117.4    104.2      328.6   242.8

Cost of revenue                      65.9     62.3      187.3   149.6
                               ----------- -------- ---------- -------
Gross profit                         51.5     41.9      141.3    93.2

Operating expenses:
  Research & development             17.5     14.8       52.4    37.0
  Selling, general and
   administrative                    15.3     15.4       47.1    43.7
  Restructuring, impairment and
   nonrecurring charges              11.4      0.2       31.4     0.2
                               ----------- -------- ---------- -------
                                     44.2     30.4      130.9    80.9
                               ----------- -------- ---------- -------

Operating income                      7.3     11.5       10.4    12.3

Non-operating expenses, net           7.6      2.9       22.9     9.0
                               ----------- -------- ---------- -------

Income (loss) before income
 taxes                               (0.3)     8.6      (12.5)    3.3
Provision (benefit) for income
 taxes                               (2.0)     2.8       (8.7)    1.2
                               ----------- -------- ---------- -------
Net income (loss)                    $1.7     $5.8      $(3.8)   $2.1
                               =========== ======== ========== =======

Note: Results from year to date prior period are not comparable principally as a result of the June 2002 acquisition of the Mixed Signal Business of Alcatel Microelectronics.

Key Ratios & Information:
-------------------------------

Gross margin                         43.9%    40.2%      43.0%   38.4%
Operating margin                      6.2%    11.0%       3.2%    5.1%
Adjusted EBITDA margin               24.1%    22.6%      23.3%   18.8%

Adjusted EBITDA                     $28.3    $23.6      $76.4   $45.7
Depreciation & amortization
 expense                             $9.6    $11.9      $34.6   $33.2
Capital expenditures                $10.1     $9.6      $20.1   $16.8


Reconciliation of Net Income (Loss) to
 Adjusted EBITDA:
--------------------------------------

Net income (loss)                    $1.7     $5.8      ($3.8)   $2.1
Non-operating expenses, net           7.6      2.9       22.9     9.0
Provision (benefit) for income
 taxes                               (2.0)     2.8       (8.7)    1.2
Depreciation and amortization
 expense                              9.6     11.9       34.6    33.2
Restructuring, impairment and
 nonrecurring charges                11.4      0.2       31.4     0.2
                               ----------- -------- ---------- -------
Adjusted EBITDA                     $28.3    $23.6      $76.4   $45.7
                               =========== ======== ========== =======


Reconciliation of Operating Income to Operating Income Before
 Nonrecurring Charges:
-------------------------------------------------------------

Operating income                     $7.3    $11.5      $10.4   $12.3
Nonrecurring charges                 11.4      0.2       31.4     0.2
                               ----------- -------- ---------- -------
Operating income before
 nonrecurring charges               $18.7    $11.7      $41.8   $12.5
                               =========== ======== ========== =======

Reconciliation of Net Income (Loss) to Net Income Before Nonrecurring
 Charges, Net of Tax:
---------------------------------------------------------------------

Net income (loss)                    $1.7     $5.8      ($3.8)   $2.1
Nonrecurring charges, net of
 tax                                  7.5      0.1       19.3     0.1
                               ----------- -------- ---------- -------
Net income before nonrecurring
 charges                             $9.2     $5.9      $15.5    $2.2
                               =========== ======== ========== =======


                          AMIS Holdings, Inc.
                 Condensed Consolidated Balance Sheets
                             (In Millions)


                                         Sep 27,        Dec 31,
                                          2003           2002
                                        (unaudited)
                                     --------------  ------------
Assets
-----------------------------------
Current assets:
     Cash and cash equivalents            $171.2         $62.2
     Accounts receivable, net               78.1          66.0
     Inventories                            43.8          39.4
     Other current assets                   32.0          32.1
                                   --------------  ------------
        Total current assets               325.1         199.6

Property, plant and equipment, net         209.7         222.5
Other non-current assets, including
 intangibles                                70.7          79.2
                                   --------------  ------------

        Total assets                      $605.5        $501.3
                                   ==============  ============

Liabilities and Stockholders'
 Equity (Deficit)
Current liabilities:
     Accounts payable and other
      accrued expenses                     $90.2         $76.2
     Current portion of long-term
      debt                                  71.3           8.7
                                   --------------  ------------
        Total current liabilities          161.5          84.9

Long-term debt, less current
 portion                                   253.8         151.4
Other long-term liabilities                  0.5           3.1

Redeemable preferred stock                   0.0         503.5

Stockholder's equity (deficit)             189.7        (241.6)
                                   --------------  ------------
        Total liabilities and
         stockholders' equity
         (deficit)                        $605.5        $501.3
                                   ==============  ============


    CONTACT: AMI Semiconductor
             Investor Relations
             Jimmie Hutchens, 208-234-6732
             investor@amis.com
                 or
             Shelton
             Beverly Twing, 972-239-5119 ext. 126
             btwing@sheltongroup.com
                 or
             AMI Semiconductor
             Media Relations
             Tamera Drake, 208-234-6890
             tamera_drake@amis.com